Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.             The Quarterly Report of Pier 1 Imports, Inc. for the period ended November 29, 2008 fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date:	January 6, 2009	By:	/s/ Alexander W. Smith
Alexander W. Smith, President and
Chief Executive Officer

Date:	January 6, 2009	By:	/s/ Charles H. Turner
Charles H. Turner, Executive Vice President and
Chief Financial Officer